Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-1 (File No. 333-119483) of our report dated April 14, 2008, except for Note 22, as to which the date is May 2, 2008, and except for Notes 18 and 23, as to which the date is July 1, 2008, relating to the consolidated financial statements of Striker Oil & Gas, Inc. for the year ended December 31, 2007 that appear in this Form 10-KSB.

/s/ Malone & Bailey, PC

Houston, Texas

September 23, 2008